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                           [LETTERHEAD OF ARTHUR ANDERSEN]



                                                   ____________________________
                                                   Arthur Andersen & Co.
                                                   Certified Public Accountants

July 30, 1996                                      ____________________________
                                                   23/F., Wing On Centre
                                                   111 Connaught Road Central
                                                   Hong Kong
                                                   852 2852 0222
                                                   852 2815 0548 Fax
The Directors                                      Direct Fax:
American Craft Brewing International Limited
41 Cedar Avenue
P O Box HM 1179
Hamilton HM EX
Bermuda




Dear Sirs,

As independent public accountants, we hereby consent to the use of our reports, and to all references to our Firm included in or made a part of this Registration Statement.


Very truly yours,

/s/ Arthur Andersen & Co.
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